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                                                                    Exhibit 10.2

                                LIGHTBRIDGE, INC.

              Amendment to the 1996 Stock Purchase Plan, as Amended

Effective April 15, 2004, Paragraph 11(a) of the Lightbridge, Inc. 1996 Stock Purchase Plan, as amended, was further amended by deleting the number "600,000" in the first sentence thereof and substituting therefore the number "800,000."